UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2023

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath,
Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  +353 1 696 0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

As previously disclosed, on August 28, 2023, Mallinckrodt plc (“Mallinckrodt” or the “Company”) and certain of its subsidiaries voluntarily initiated proceedings (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) with a prepackaged chapter 11 plan (the “Plan”) as contemplated by the Restructuring Support Agreement dated as of August 23, 2023, by and among the Company, certain of its subsidiaries, certain creditors and the Opioid Master Disbursement Trust II.

It is a condition precedent to the consummation of the Plan that the High Court of Ireland shall make an order pursuant to Section 541 of the Companies Act 2014 of Ireland confirming a scheme of arrangement with respect to Mallinckrodt that is based on and consistent in all respects with the Plan (a “Scheme of Arrangement”), and that such Scheme of Arrangement shall become effective in accordance with its terms (or shall become effective concurrently with the effectiveness of the Plan). As contemplated by the Plan, and in furtherance of the satisfaction of such condition precedent, on September 20, 2023 the directors of Mallinckrodt initiated examinership proceedings with respect to Mallinckrodt (the “Irish Examinership Proceedings”) by presenting a petition (the “Examinership Petition”) to the High Court of Ireland pursuant to Section 510(1)(b) of the Companies Act 2014 of Ireland seeking the appointment of an examiner to Mallinckrodt (the “Examiner”). On the same date, following an ex parte application made by the directors of Mallinckrodt, the High Court of Ireland made an order appointing the Examiner on an interim basis pending the hearing of the Examinership Petition. The hearing of the Examinership Petition is scheduled to take place before the High Court in Dublin, Ireland at 2:00 p.m. (Irish time) on Monday, October 2, 2023. In addition, the High Court of Ireland directed that any interested party wishing to oppose the appointment of the Examiner must notify Arthur Cox, as Irish solicitors to Mallinckrodt, and file any opposing affidavits, by 5:00 p.m. (Irish time) on September 28, 2023. Furthermore, as required by Section 511 of the Companies Act 2014 of Ireland, the Examinership Petition filed with the High Court of Ireland was accompanied by an Independent Expert’s Report with respect to Mallinckrodt, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Subject to certain conditions, the Examiner will seek to convene meetings of the shareholders of Mallinckrodt and all classes of creditors of Mallinckrodt that would be impaired by the Examiner’s proposals for a Scheme of Arrangement for the purposes of considering and voting in relation to the proposed Scheme of Arrangement.

During the continuance of the Irish Examinership Proceedings, Mallinckrodt will be under the protection of the High Court of Ireland. During the period of court protection, no proceedings can be commenced in Ireland to wind up Mallinckrodt, and no action can be taken by creditors to enforce security or take possession of any assets of Mallinckrodt, without the consent of the Examiner. The period of court protection will subsist for an initial 70 days, which can, in certain circumstances, be extended by order of the High Court of Ireland for a further 30 days.

Important information about the Irish Examinership Proceeding and the Chapter 11 Cases, including court filings and other information, are available on a separate website administrated by the Company’s claims agent, Kroll, at https://restructuring.ra.kroll.com/mallinckrodt2023. Such information, which may be material, may be filed with the High Court of Ireland and/or the Bankruptcy Court without the filing of an accompanying Current Report on Form 8-K. This website contains third-party content and is provided for convenience only. The documents and other information available on this website are not incorporated by reference into, and do not constitute a part of, this Current Report on Form 8-K.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Independent Expert’s Report.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President , Chief Legal Officer & Corporate Secretary

Date: September 21, 2023